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                                                                     EXHIBIT 1.1

                        TOYOTA MOTOR CREDIT CORPORATION
                           19001 South Western Avenue
                           Torrance, California 90509

                                  April 4, 2002

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Merrill Lynch World Headquarters
North Tower, 23rd Floor
World Financial Center
New York, New York 10281-1323

CREDIT SUISSE FIRST BOSTON CORPORATION
11 Madison Avenue
New York, New York 10010

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York 10004

J.P. MORGAN SECURITIES INC.
270 Park Avenue, 7th Floor
New York, New York 10017

MORGAN STANLEY DEAN WITTER
Morgan Stanley & Co. Incorporated
1585 Broadway, 2nd Floor
New York, New York 10036

SALOMON SMITH BARNEY
Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

      Re:   Amendment No. 3 to First Amended and Restated
            Distribution Agreement dated September 3, 1998

Ladies and Gentlemen:

Reference is hereby made to the First Amended and Restated Distribution Agreement, dated September 3, 1998, as amended by Amendment No. 1, dated January 12, 2000, and Amendment No. 2, dated August 24, 2001 (as amended, the "Distribution Agreement"), among Toyota Motor Credit Corporation, a California corporation (the "Company") and Merrill Lynch


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& Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First
Boston Corporation, Goldman Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. as Agents with respect to the issue and sale by the Company of its Medium-Term Notes described therein. References in the Distribution Agreement to "Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated" are hereby amended to reference "Merrill Lynch, Pierce, Fenner & Smith Incorporated." Terms not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

      1. Additional Authorized Notes. Pursuant to the third introductory paragraph of the Distribution Agreement, the Company hereby delivers to each of you an original copy of the Officers' Certificate delivered to the Trustee on the date hereof pursuant to Section 301 of the Indenture authorizing the issuance of $6,000,000,000 aggregate principal amount of Notes, in addition to $5,173,345,000 aggregate principal amount of Notes outstanding, and $103,700,000 of Notes that remain unissued as of the date hereof; provided that, in calculating the aggregate principal amount of Notes authorized, (i) with respect to Notes issued at a discount to face, the initial offering price shall be used,
(ii) with respect to Notes issued at a premium to face, the face amount of such Notes shall be used, and (iii) with respect to Notes denominated in a currency other than U.S. dollars the U.S. dollar equivalent of such Notes shall be used.

      2. Section 7(a) is hereby amended by inserting a subsection number "(1)" before the words "Each acceptance by it" and adding the following:

                  "(2) Subject to the provisions of Section 4(l) hereof, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of the terms of Notes or a change in the interest rates, maturity or price of Notes or similar changes, and other than by an amendment or supplement that relates exclusively to an offering of debt securities under the Registration Statement other than the Notes) or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement other than the Notes), such amendment, supplement or filing, as the case may be, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such amendment, supplement or filing, as the case may be, and an undertaking that such representations and warranties will be true and correct as though made at and as of each such time."

      3.    Section 7(b) is hereby amended in its entirety as follows:

                  "Subsequent Delivery of Certificates. Subject to the provisions of Section 4(l) hereof, the Company shall furnish or cause to be furnished to the Agents a certificate in form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof that were



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                  last furnished to the Agents are true and correct at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (1) upon each filing by the Company of an Annual Report on Form 10-K or Quarterly Report on Form 10-Q with the Commission, or (2) when the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for the establishment of the terms of Notes or a change in the interest rates, maturity or price of Notes or similar changes, and other than by an amendment or supplement that relates exclusively to an offering of debt securities under the Registration Statement other than the Notes) or there is filed with the Commission any document incorporated by reference into the Prospectus, if reasonably requested by any Agent based on disclosure included in or omitted from such amendment, supplement or incorporated document.

      4.    Updated Notice Provisions. Section 13 is hereby amended as follows:

      The notice provisions for J.P. Morgan Securities Inc. are hereby amended as follows:

                  J.P. Morgan Securities Inc.
                  270 Park Avenue, 7th Floor
                  New York, New York 10017
                  Attention: Transaction Execution Group

      The notice provisions for Merrill Lynch Pierce, Fenner & Smith Incorporated are hereby amended as follows:

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated Merrill Lynch World Headquarters
                  North Tower, 23rd Floor
                  World Financial Center
                  New York, New York 10281-1323
                  Attention: MTN Products Management
                             J. Patrick Hannon
                  Telecopy:  (212) 449-2234

      The notice provisions for Goldman, Sachs & Co. are hereby amended as follows:

                  Goldman, Sachs & Co.



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                  32 Old Slip, 6th Floor
                  New York, New York 10005
                  Attention: Orit Guterman -- Credit Risk Management
                  Telephone: (917) 343-2044



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      This Amendment No. 3 to the Distribution Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.

                                          Very truly yours,

                                          TOYOTA MOTOR CREDIT CORPORATION



                                          By: __________________________________
                                              Name:  George E. Borst
                                              Title: President and Chief
                                                     Executive Officer



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Accepted:


MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED

By: __________________________________
      Name:  Scott G. Primrose
      Title: Authorized Signatory


CREDIT SUISSE FIRST BOSTON CORPORATION


By: __________________________________
      Name:  Helena Wilner
      Title: Director


GOLDMAN, SACHS & CO.


By: __________________________________


J.P. MORGAN SECURITIES INC.


By: __________________________________
      Name:  Maria Sramek
      Title: Vice President



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MORGAN STANLEY & CO. INCORPORATED


By: __________________________________
      Name:  Michael Fusco
      Title: Executive Director

SALOMON SMITH BARNEY INC.


By: __________________________________
      Name:  Martha D. Bailey
      Title: Senior Vice President



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